AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
John K. Schmidt	Leslie Loyet
Chief Operating Officer	General Inquiries
Chief Financial Officer	(312) 640-6672
(563) 589-1994	lloyet@ financialrelations board.com
jschmidt @htlf.com

FOR IMMEDIATE RELEASE
MONDAY, JANUARY 30, 2006

HEARTLAND FINANCIAL USA, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2005 EARNINGS

Fourth Quarter 2005 Highlights

▪	Net income for the year improved by 12% over the prior year
▪	Net interest margin sustained at nearly 4%
▪	Average earning assets increased nearly 8% over fourth quarter 2004
▪	Growth in loans exceeded 10% for the year
▪	Growth in deposits was nearly 7% for the year

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Net income (in millions)	$5.8	$6.6	$22.7	$20.3
Diluted earnings per share	0.35	0.40	1.36	1.26

Return on average assets	.82%	1.00%	.84%	.87%
Return on average equity	12.35	15.18	12.55	12.82
Net interest margin	3.97	3.99	3.99	3.87

“We are particularly pleased with the continued maintenance of our net interest margin as a percentage of average earning assets, primarily as a result of the solid growth experienced in our loan portfolio.”-- Lynn B. Fuller, chairman, president and chief executive officer, Heartland Financial USA

Dubuque, Iowa, January 30, 2006—Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported earnings for the fourth quarter of 2005. Net income for the fourth quarter ended December 31, 2005, was $5.8 million, or $0.35 per diluted share, compared to net income of $6.6 million, or $0.40 per diluted share, during the fourth quarter of 2004. Return on average equity was 12.35 percent and return on average assets was 0.82 percent for the fourth quarter of 2005, compared to 15.18 percent and 1.00 percent, respectively, for the same quarter in 2004.

Net income for the year ended December 31, 2005, was $22.7 million, an increase of $2.4 million or 12 percent, over the $20.3 million recorded for the year ended December 31, 2004. Earnings per diluted share was $1.36 for the year ended December 31, 2005, compared to $1.26 for the year ended December 31, 2004, an increase of $.10 or 8 percent. Return on average equity was 12.55 percent and return on average assets was 0.84 percent for the year 2005, compared to 12.82 percent and 0.87 percent, respectively, for the year 2004. A contributing factor to the increased earnings for the year 2005, compared to the year 2004, was the acquisition of Rocky Mountain Bank. Since this acquisition was completed on June 1, 2004, only seven months of their earnings were included in the 2004 results. Rocky Mountain Bank’s contribution to net income during 2005 was $2.8 million compared to $2.3 million during 2004.

“We are particularly pleased with the continued maintenance of our net interest margin as a percentage of average earning assets, primarily as a result of the solid growth experienced in our loan portfolio,” said Lynn B. Fuller, chairman, president and chief executive officer. “Our fourth quarter results lagged our third quarter performance, due primarily to additional loan loss provision recorded to recognize the further deterioration on a few isolated credits and to provide for probable losses on the loan growth experienced during the last quarter of the year. Also included in our fourth quarter results were the costs associated with the opening of several new branch locations and the formation of a new bank subsidiary in Denver, Colorado. Additionally, our third quarter results included the one-time gain on the forgiveness of $500,000 in debt as Heartland fulfilled the job creation requirements of its Community Development Block Grant Loan Agreement with the City of Dubuque.”

Net interest margin, expressed as a percentage of average earning assets, was 3.97 percent during the fourth quarter of 2005 compared to 3.99 percent for the fourth quarter of 2004 and 3.99 percent for the third quarter of 2005. Net interest income on a tax-equivalent basis totaled $25.0 million during the fourth quarter of 2005, an increase of $1.7 million or 7 percent from the $23.3 million recorded during the fourth quarter of 2004. Contributing to this increase was the $175.6 million or nearly 8 percent growth in average earning assets. Interest income on a tax-equivalent basis in the fourth quarter of 2005 totaled $42.5 million compared to $35.4 million in the fourth quarter of 2004, an increase of $7.1 million or 20 percent. Interest expense for the fourth quarter of 2005 was $17.5 million compared to $12.1 million in the fourth quarter of 2004, an increase of $5.4 million or 45 percent.

Net interest income simulations reflect an asset sensitive posture leading to stronger earnings performance in a rising interest rate environment. Should the current rising rate environment reverse, net interest income would likely decline. In order to reduce the potentially negative impact a downward movement in interest rates would have on net interest income, Heartland entered into a two-year floor transaction on a notional $100.0 million in July 2005 and a five-year collar transaction on a notional $50.0 million in September 2005.

Noninterest income improved by $836 thousand or 8 percent during the fourth quarter of 2005 compared to the same quarter in 2004. The categories experiencing the largest increases were rental income on operating leases, other noninterest income and service charges and fees. Gains on the sale of loans declined during the fourth quarter of 2005 compared to the same quarter of 2004 as a result of $357,000. in gains during the fourth quarter of 2004 from the sale of the guaranteed portion of a few loans structured under the USDA loan program at our Wisconsin Community Bank subsidiary.

For the fourth quarter of 2005, noninterest expense increased $2.6 million or 12 percent. The largest component of noninterest expense, salaries and employee benefits, represented $1.1 million or 44 percent of the increase in noninterest expense from the fourth quarter of 2004 to the fourth quarter of 2005. A majority of the growth in salaries and employee benefits expense was a result of additional staffing at the holding company to provide support services to the growing number of bank subsidiaries, the addition of branches at New Mexico Bank & Trust, Arizona Bank & Trust and Riverside Community Bank, and the new bank subsidiary being formed in Denver, Colorado, which began operations as a loan production office under the Rocky Mountain umbrella in October 2005. Total full-time equivalent employees increased to 909 at year-end 2005 from 853 at year-end 2004. Depreciation on equipment under operating leases experienced the next largest dollar increase from the fourth quarter of 2004 to the fourth quarter of 2005, primarily as a result of an increase in the number of vehicles under lease.

Heartland’s effective tax rate was 27.84 percent for the fourth quarter of 2005 compared to 26.11 percent during the fourth quarter of 2004. The lower effective rate during the fourth quarter of 2004 was the result of federal historic rehabilitation tax credits and low-income housing tax credits totaling $1.1 million. During the year 2005, these credits were approximately $419,000. Tax-exempt interest income as a percentage of pre-tax income was 20.77 percent of pre-tax income during the fourth quarter of 2005 compared to 16.26 percent during the same quarter of 2004. The tax-equivalent adjustment for this tax-exempt interest income was $894,000 during the fourth quarter of 2005 compared to $781,000 during the same quarter in 2004.

At December 31, 2005, total assets reached $2.82 billion, an increase of $189.3 million or 7 percent since year-end 2004. Total loans and leases were $1.95 billion at December 31, 2005, an increase of $180.1 million or 10 percent since year-end 2004. All of Heartland’s subsidiary banks experienced loan growth since year-end 2004, with major contributions from Dubuque Bank and Trust Company, New Mexico Bank & Trust, Arizona Bank & Trust and Galena State Bank and Trust Company. All loan categories increased during 2005, with $142.0 million or 79 percent of the total loan growth in the commercial and commercial real estate category.

Total deposits at December 31, 2005, were $2.12 billion, an increase of $134.3 million or 7 percent since year-end 2004. Except for Wisconsin Community Bank and First Community Bank, all of Heartland’s subsidiary banks increased deposits during the year 2005. Demand deposit balances increased by $29.7 million or 9 percent and time deposit balances increased by $101.1 million or 11 percent. Heartland’s two newer de novo banks, New Mexico Bank & Trust and Arizona Bank & Trust have been the most successful at attracting demand deposits. Also experiencing meaningful growth in demand deposits since year-end 2004 was Rocky Mountain Bank. Over half of the growth in the time deposit category occurred at Heartland’s largest subsidiary bank, Dubuque Bank and Trust Company. All the other Heartland subsidiary banks, except for Wisconsin Community and First Community Bank, experienced growth in time deposits, with more significant growth occurring at New Mexico Bank & Trust and Rocky Mountain Bank. Of particular note is that substantially all of the growth in time deposits occurred in deposits from local markets as total brokered deposits ended the year 2005 at $145.5 million, an increase of $4.5 million or less than 4 percent since year-end 2004.

The allowance for loan and lease losses at December 31, 2005, was 1.42 percent of loans and 185 percent of nonperforming loans, compared to 1.41 percent of loans and 252 percent of nonperforming loans at December 31, 2004. Provision for loan losses increased $723,000 or 50 percent during the fourth quarter of 2005 compared to the same quarter of 2004, primarily as a result of the downgrading of one credit at Dubuque Bank and Trust and a few credits at New Mexico Bank & Trust, along with growth experienced overall in the loan portfolio. Nonperforming loans were $15.0 million or 0.77 percent of total loans and leases at December 31, 2005, compared to $15.0 million or 0.78 percent of total loans and leases at September 30, 2005, and $9.9 million or 0.56 percent of total loans and leases at December 31, 2004. Because of the net realizable value of collateral, guarantees and other factors, anticipated losses on Heartland’s nonperforming loans are not expected to be significant and have been specifically provided for in the allowance for loan and lease losses.

In December 2005, Heartland and Wisconsin Community Bank were parties to a trial in which it was alleged that the contract relating to the 2002 sale of Wisconsin Community Bank’s Eau Claire branch was breached. The plaintiff alleged damages of $2.4 million, while Heartland and Wisconsin Community Bank alleged damages of $600,000 in a counterclaim. The judge requested written arguments from both parties by January 27, 2006, and has indicated that he intends to decide the case shortly thereafter. Heartland believes the claims against it and Wisconsin Community Bank are without merit and continues to defend their positions vigorously.

“The new year should prove to be a very exciting one for us as we continue our expansion into new markets as well as in our existing markets. The conversion of our Denver, Colorado, loan production office into a full-service bank under the name, Summit Bank & Trust, is progressing with completion targeted during the second quarter. Also on target for completion during the second quarter is the acquisition of Bank of the Southwest by our Arizona Bank & Trust subsidiary as announced earlier this month. In addition, branch expansion at our existing banks continues to progress. New Mexico Bank & Trust opened one new location in Albuquerque this month and construction is under way on an additional site in Albuquerque with opening targeted for February. Plans are also being developed for one new location in Santa Fe with completion targeted for the second quarter. Construction on a new site in Chandler, Arizona for Arizona Bank & Trust is underway with completion targeted for April 2006 and plans are being developed for an additional site in Gilbert, Arizona for completion during the third quarter. Expansion in the West is consistent with our long-range goal to have at least 50 percent of our assets in this fast growing region of the United States,” explained Fuller.

About Heartland Financial USA:

Heartland Financial USA, Inc. is a $2.8 billion diversified financial services company providing banking, mortgage, wealth management, insurance, fleet management and consumer finance services to individuals and businesses in 42 communities in nine states -- Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota and Massachusetts. Heartland Financial USA, Inc. is listed on NASDAQ. Its trading symbol is HTLF.

Additional information about Heartland Financial USA, Inc. is available through our website at www.htlf.com.

This release may contain, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as believe, expect, anticipate, plan, intend, estimate, may, will, would, could, should or similar expressions. Additionally, all statements in this release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war or threats thereof, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including other factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

-FINANCIAL TABLES FOLLOW-

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarters Ended		For the Twelve Months Ended
	12/31/2005	12/31/2004	12/31/2005	12/31/2004
Interest Income
Interest and fees on loans and leases	$36,283	$29,320	$133,842	$103,018
Interest on securities and other:
Taxable	3,469	3,846	13,896	13,400
Nontaxable	1,469	1,301	5,512	4,574
Interest on federal funds sold	327	128	475	175
Interest on interest bearing deposits in other financial institutions	68	71	277	227
Total Interest Income	41,616	34,666	154,002	121,394
Interest Expense
Interest on deposits	12,473	8,879	43,383	30,848
Interest on short-term borrowings	2,146	1,106	6,985	3,095
Interest on other borrowings	2,915	2,148	10,767	10,321
Total Interest Expense	17,534	12,133	61,135	44,264
Net Interest Income	24,082	22,533	92,867	77,130
Provision for loan and lease losses	2,169	1,446	6,564	4,846
Net Interest Income After Provision for Loan and Lease Losses	21,913	21,087	86,303	72,284
Noninterest Income
Service charges and fees	2,916	2,636	11,337	9,919
Trust fees	1,742	1,631	6,530	4,968
Brokerage commissions	193	259	856	1,100
Insurance commissions	150	201	545	757
Securities gains (losses), net	105	55	198	1,861
Gain (loss) on trading account securities	-	11	(11)	54
Rental income on operating leases	4,045	3,432	15,463	13,780
Gains on sale of loans	878	1,224	3,528	3,410
Valuation adjustment on mortgage servicing rights	33	52	39	92
Other noninterest income	625	350	3,100	1,900
Total Noninterest Income	10,687	9,851	41,585	37,841
Noninterest Expense
Salaries and employee benefits	11,898	10,755	46,329	39,443
Occupancy	1,399	1,363	6,017	4,978
Furniture and equipment	1,658	1,447	6,187	5,322
Depreciation on equipment under operating leases	3,275	2,832	12,597	11,360
Outside services	2,345	1,997	8,176	6,995
FDIC deposit insurance assessment	68	64	272	241
Advertising	884	653	3,265	2,658
Other intangible amortization	253	275	1,014	764
Other noninterest expenses	2,832	2,629	11,155	10,175
Total Noninterest Expense	24,612	22,015	95,012	81,936
Income Before Income Taxes	7,988	8,923	32,876	28,189
Income taxes	2,224	2,330	10,150	7,937
Net Income	$5,764	$6,593	$22,726	$20,252
Earnings per common share-basic	$0.35	$0.40	$1.38	$1.28
Earnings per common share-diluted	$0.35	$0.40	$1.36	$1.26
Weighted average shares outstanding-basic	16,367,210	16,339,343	16,415,182	15,869,429
Weighted average share outstanding-diluted	16,659,995	16,579,602	16,702,146	16,095,873

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarters Ended
	12/31/2005	9/30/2005	6/30/2005	3/31/2005	12/31/2004
Interest Income
Interest and fees on loans and leases	$ 36,283	$ 34,975	$ 32,596	$ 29,988	$ 29,320
Interest on securities and other:
Taxable	3,469	3,329	3,567	3,531	3,846
Nontaxable	1,469	1,385	1,333	1,325	1,301
Interest on federal funds sold	327	44	57	47	128
Interest on interest bearing deposits in other financial institutions	68	62	79	68	71
Total Interest Income	41,616	39,795	37,632	34,959	34,666
Interest Expense
Interest on deposits	12,473	11,446	10,282	9,182	8,879
Interest on short-term borrowings	2,146	1,866	1,709	1,264	1,106
Interest on other borrowings	2,915	2,806	2,540	2,506	2,148
Total Interest Expense	17,534	16,118	14,531	12,952	12,133
Net Interest Income	24,082	23,677	23,101	22,007	22,533
Provision for loan and lease losses	2,169	1,395	1,636	1,364	1,446
Net Interest Income After Provision for Loan and Lease Losses	21,913	22,282	21,465	20,643	21,087
Noninterest Income
Service charges and fees	2,916	2,954	2,778	2,689	2,636
Trust fees	1,742	1,588	1,605	1,595	1,631
Brokerage commissions	193	185	255	223	259
Insurance commissions	150	129	129	137	201
Securities gains (losses), net	105	60	(20)	53	55
Gain (loss) on trading account securities	-	(3)	(26)	18	11
Rental income on operating leases	4,045	4,002	3,845	3,571	3,432
Gains on sale of loans	878	1,070	868	712	1,224
Valuation adjustment on mortgage servicing rights	33	24	(34)	16	52
Other noninterest income	625	1,134	640	701	350
Total Noninterest Income	10,687	11,143	10,040	9,715	9,851
Noninterest Expense
Salaries and employee benefits	11,898	11,720	11,529	11,182	10,755
Occupancy	1,399	1,458	1,534	1,626	1,363
Furniture and equipment	1,658	1,620	1,542	1,367	1,447
Depreciation on equipment under operating leases	3,275	3,253	3,141	2,982	2,832
Outside services	2,345	2,015	1,888	1,928	1,997
FDIC deposit insurance assessment	68	65	69	70	64
Advertising	884	805	767	809	653
Other intangibles amortization	253	254	237	270	275
Other noninterest expenses	2,832	3,000	2,752	2,571	2,629
Total Noninterest Expense	24,612	24,190	23,459	22,751	22,015
Income Before Income Taxes	7,988	9,235	8,046	7,607	8,923
Income taxes	2,224	2,943	2,640	2,343	2,330
Net Income	$ 5,764	$ 6,292	$ 5,406	$ 5264	$ 6,593
Earnings per common share-basic	$.35	$.38	$.33	$.32	$.40
Earnings per common share-diluted	$.35	$.38	$.32	$.32	$.40
Weighted average shares outstanding-basic	16,367,210	16,398,747	16,420,073	16,479,244	16,339,343
Weighted average shares outstanding-diluted	16,659,995	16,693,661	16,722,383	16,704,808	16,579,602

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As Of
	12/31/2005	9/30/2005	6/30/2005	3/31/2005	12/31/2004
Assets
Cash and cash equivalents	$ 87,562	$ 70,953	$ 85,011	$ 83,533	$ 73,749
Time deposits in other financial institutions	-	-	-	1,190	1,178
Securities	521,226	498,054	507,985	524,448	553,284
Loans held for sale	40,745	47,987	50,329	41,710	32,161
Loans and leases:
Held to maturity	1,953,066	1,915,430	1,854,926	1,783,256	1,772,954
Allowance for loan and lease losses	(27,791)	(27,362)	(26,676)	(26,011)	(24,973)
Loans and leases, net	1,925,275	1,888,068	1,828,250	1,757,245	1,747,981
Assets under operating lease	40,644	40,222	41,045	37,379	35,188
Premises, furniture and equipment, net	92,769	91,087	88,440	85,234	79,353
Goodwill	35,398	35,398	35,398	35,398	35,374
Other intangible assets, net	9,159	9,354	9,568	9,855	10,162
Other assets	65,554	65,313	66,002	55,745	60,625
Total Assets	$ 2,818,332	$ 2,746,436	$ 2,712,028	$ 2,631,737	$ 2,629,055

Liabilities and Stockholders’ Equity
Liabilities
Deposits:
Demand	$ 352,707	$ 349,763	$ 329,577	$ 314,430	$ 323,014
Savings	754,360	741,104	764,918	750,982	750,870
Time	1,011,111	992,592	957,918	925,163	909,962
Total deposits	2,118,178	2,083,459	2,052,413	1,990,575	1,983,846
Short-term borrowings	255,623	214,808	231,532	221,081	231,475
Other borrowings	220,871	229,653	211,654	215,423	196,193
Accrued expenses and other liabilities	35,848	33,338	34,183	28,659	41,759
Total Liabilities	2,630,520	2,561,258	2,529,782	2,455,738	2,453,273
Stockholders’ Equity	187,812	185,178	182,246	175,999	175,782
Total Liabilities and Stockholders’ Equity	$ 2,818,332	$ 2,746,436	$ 2,712,028	$ 2,631,737	$ 2,629,055

Common Share Data
Book value per common share	$ 11.46	$ 11.31	$ 11.11	$ 10.68	$ 10.69
FAS 115 effect on book value per common share	$ (0.06)	$ 0.06	$ 0.15	$ (0.08)	$ 0.18
Common shares outstanding, net of treasury	16,390,416	16,368,161	16,399,470	16,481,082	16,441,058

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	For the Quarters Ended		For the Twelve Months Ended
	12/31/2005	12/31/2004	12/31/2005	12/31/2004

Average Balances
Assets	$ 2,782,541	$ 2,623,235	$ 2,708,496	$ 2,333,119
Loans and leases, net of unearned	1,971,707	1,788,204	1,895,445	1,599,468
Deposits	2,101,318	2,015,814	2,044,290	1,753,588
Earning assets	2,498,735	2,323,172	2,411,769	2,066,234
Interest bearing liabilities	2,214,483	2,082,590	2,161,517	1,858,590
Stockholders' equity	185,229	172,742	181,036	157,913

Earnings Performance Ratios
Annualized return on average assets	0.82%	1.00%	0.84%	0.87%
Annualized return on average equity	12.35	15.18	12.55	12.82
Annualized net interest margin(1)	3.97	3.99	3.99	3.87
Efficiency ratio(2)	69.22	66.49	69.06	70.72
Efficiency ratio, banks only(2)	62.24	60.74	62.86	62.44

	For the Quarters Ended
	12/31/2005	9/30/2005	6/30/2005	3/31/2005	12/31/2004

Average Balances
Assets	$ 2,782,541	$ 2,747,631	$ 2,680,435	$ 2,623,349	$ 2,623,235
Loans and leases, net of unearned	1,971,707	1,939,220	1,865,302	1,805,551	1,788,204
Deposits	2,101,318	2,075,004	2,022,879	1,977,957	2,015,814
Earning assets	2,498,735	2,437,936	2,381,733	2,328,670	2,323,172
Interest bearing liabilities	2,214,483	2,190,156	2,146,900	2,094,528	2,082,590
Stockholders’ equity	185,229	182,906	178,894	177,075	172,742

Earnings Performance Ratios
Annualized return on average assets	0.82%	0.91%	0.81%	0.81%	1.00%
Annualized return on average equity	12.35	13.65	12.12	12.06	15.18
Annualized net interest margin(1)	3.97	3.99	4.03	3.97	3.99
Efficiency ratio(2)	69.22	67.96	69.02	70.12	66.49
Efficiency ratio, banks only(2)	62.24	62.62	62.15	64.55	60.74
(1) Tax equivalent basis is calculated using an effective tax rate of 35%
(2) Noninterest expense divided by the sum of net interest income and noninterest income less security gains

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and For	As of and For	As of and For
	the Year	the Year	the Year
	Ended	Ended	Ended
	12/31/2005	12/31/2004	12/31/2003
Loan and Lease Data
Commercial and commercial real estate	$ 1,304,080	$ 1,162,103	$ 860,552
Residential mortgage	219,671	212,842	148,376
Agricultural and agricultural real estate	230,357	217,860	166,182
Consumer	181,019	167,109	136,601
Direct financing leases, net	21,586	16,284	13,621
Unearned discount and deferred loan fees	(3,647)	(3,244)	(2,783)
Total loans and leases	$ 1,953,066	$ 1,772,954	$ 1,322,549

Asset Quality
Nonaccrual loans	$ 14,877	$ 9,837	$ 5,092
Loans past due ninety days or more as to interest or principal payments	115	88	458
Other real estate owned	1,586	425	599
Other repossessed assets	471	313	285
Total nonperforming assets	$ 17,049	$ 10,663	$ 6,434

Allowance for Loan and Lease Losses
Balance, beginning of period	$ 24,973	$ 18,490	$ 16,091
Provision for loan and lease losses	6,564	4,846	4,183
Loans charged off	(4,579)	(3,617)	(2,392)
Recoveries	1,152	1,005	608
Reclass for unfunded commitments to other liabilities	(319)	-	-
Addition related to acquired bank	-	4,249	-
Balance, end of period	$ 27,791	$ 24,973	$ 18,490

Asset Quality Ratios
Ratio of nonperforming loans to total loans and leases	0.77%	0.56%	0.42%
Ratio of nonperforming assets to total assets	0.60	0.41	0.32
Ratio of net loan chargeoffs to average loans and leases	0.17	0.16	0.14
Allowance for loan losses as a percent of loans and leases	1.42	1.41	1.40
Allowance for loan losses as a percent of nonperforming loans and leases	185.37	251.62	333.11

HEARTLAND FINANCIAL USA, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited) DOLLARS IN THOUSANDS
	For the Quarters Ended
	12/31/2005			12/31/2004
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$387,981	$3,469	3.55%	$409,046	$3,846	3.74%
Nontaxable(1)	126,232	2,260	7.10	115,215	2,001	6.91
Total securities	514,213	5,729	4.42	524,261	5,847	4.44
Interest bearing deposits	6,956	68	3.88	7,984	71	3.54
Federal funds sold	33,666	327	3.85	27,579	128	1.85
Loans and leases(2):
Commercial and commercial real estate(1)	1,303,463	22,778	6.93	1,161,042	17,712	6.07
Residential mortgage	234,403	3,619	6.13	226,405	3,404	5.98
Agricultural and agricultural real estate(1)	230,805	4,104	7.05	221,221	3,620	6.51
Consumer	181,059	4,209	9.22	165,209	3,366	8.11
Direct financing leases, net	21,977	345	6.23	14,327	206	5.72
Fees on loans	-	1,331	-	-	1,093	-
Less: allowance for loan and lease losses	(27,807)	-	-	(24,856)	-	-
Net loans and leases	1,943,900	36,386	7.43	1,763,348	29,401	6.63
Total earning assets	2,498,735	42,510	6.75	2,323,172	35,447	6.07
Nonearning Assets	283,806	-	-	300,063	-	-
Total Assets	$2,782,541	$42,510	6.06%	$2,623,235	$35,447	5.38%
Interest Bearing Liabilities
Interest bearing deposits
Savings	$753,173	$3,363	1.77%	$776,437	$1,867	0.96%
Time, $100,000 and over	223,931	2,007	3.56	163,883	1,122	2.72
Other time deposits	779,205	7,103	3.62	748,248	5,890	3.13
Short-term borrowings	232,256	2,146	3.67	196,527	1,106	2.24
Other borrowings	225,918	2,915	5.12	197,495	2,148	4.33
Total interest bearing liabilities	2,214,483	17,534	3.14	2,082,590	12,133	2.32
Noninterest Bearing Liabilities
Noninterest bearing deposits	345,009	-	-	327,246	-	-
Accrued interest and other liabilities	37,820	-	-	40,657	-	-
Total noninterest bearing liabilities	382,829	-	-	367,903	-	-
Stockholders’ Equity	185,229	-	-	172,742	-	-
Total Liabilities and Stockholders’ Equity	$2,782,541	$17,534	2.50%	$2,623,235	$12,133	1.84%
Net interest income(1)		$24,976			$23,314
Net interest income to total earning assets(1)			3.97%			3.99%
Interest bearing liabilities to earning assets	88.62%			89.64%

(1) Tax equivalent basis is calculated using an effective tax rate of 35%.
(2) Nonaccrual loans and loans held for sale are included in each respective loan category.

HEARTLAND FINANCIAL USA, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited) DOLLARS IN THOUSANDS
	For the Twelve Months Ended
	12/31/2005			12/31/2004
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$400,993	$13,896	3.47%	$373,727	$13,401	3.59%
Nontaxable(1)	121,227	8,481	7.00	98,195	7,037	7.17
Total securities	522,220	22,377	4.28	471,922	20,438	4.33
Interest bearing deposits	6,994	277	3.96	6,653	227	3.41
Federal funds sold	13,785	475	3.45	10,412	175	1.68
Loans and leases(2):
Commercial and commercial real estate(1)	1,236,324	81,411	6.58	1,039,055	61,090	5.88
Residential mortgage	233,717	14,223	6.09	196,267	11,643	5.93
Agricultural and agricultural real estate(1)	228,949	15,892	6.94	199,591	13,081	6.57
Consumer	178,142	15,718	8.82	150,842	12,324	8.17
Direct financing leases, net	18,313	1,388	7.58	13,713	819	5.97
Fees on loans	-	5,576	-	-	4,353	-
Less: allowance for loan and lease losses	(26,675)	-	-	(22,221)	-	-
Net loans and leases	1,868,770	134,208	7.18	1,577,247	103,310	6.55
Total earning assets	2,411,769	157,337	6.52	2,066,234	124,150	6.01
Nonearning Assets	296,727	-	-	266,885	-	-
Total Assets	$2,708,496	$157,337	5.81%	$2,333,119	$124,150	5.32%
Interest Bearing Liabilities
Interest bearing deposits
Savings	$754,086	$10,991	1.46%	$670,758	$5,890	0.88%
Time, $100,000 and over	201,377	6,505	3.23	152,787	3,957	2.59
Other time deposits	758,448	25,887	3.41	651,611	21,001	3.22
Short-term borrowings	233,278	6,985	2.99	185,045	3,095	1.67
Other borrowings	214,328	10,767	5.02	198,389	10,321	5.20
Total interest bearing liabilities	2,161,517	61,135	2.83	1,858,590	44,264	2.38
Noninterest Bearing Liabilities
Noninterest bearing deposits	330,379	-	-	278,432	-	-
Accrued interest and other liabilities	35,564	-	-	38,184	-	-
Total noninterest bearing liabilities	365,943	-	-	316,616	-	-
Stockholders’ Equity	181,036	-	-	157,913	-	-
Total Liabilities and Stockholders’ Equity	$2,708,496	$61,135	2.26%	$2,333,119	$44,264	1.90%
Net interest income(1)		$96,202			$79,886
Net interest income to total earning assets(1)			3.99%			3.87%
Interest bearing liabilities to earning assets	89.62%			89.95%

(1) Tax equivalent basis is calculated using an effective tax rate of 35%.
(2) Nonaccrual loans and loans held for sale are included in each respective loan category.

HEARTLAND FINANCIAL USA, INC. SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited) DOLLARS IN THOUSANDS
	As Of and For The Year Ended December 31, 2005	As Of and For The Year Ended December 31, 2004
Total Assets
Dubuque Bank and Trust Company	$833,885	$750,517
New Mexico Bank & Trust	557,062	490,582
Wisconsin Community Bank	390,842	385,116
Rocky Mountain Bank	388,149	374,242
Galena State Bank and Trust Company	241,719	220,018
Riverside Community Bank	195,099	193,314
Arizona Bank & Trust	136,832	85,850
First Community Bank	121,337	116,654

Total Deposits
Dubuque Bank and Trust Company	$608,687	$579,895
New Mexico Bank & Trust	388,935	325,527
Wisconsin Community Bank	311,436	327,221
Rocky Mountain Bank	306,967	290,390
Galena State Bank and Trust Company	179,437	168,109
Riverside Community Bank	153,791	143,797
Arizona Bank & Trust	118,959	73,199
First Community Bank	95,506	95,529

Return on Average Assets
Dubuque Bank and Trust Company	1.28%	1.38%
New Mexico Bank & Trust	1.10	1.13
Wisconsin Community Bank	0.63	0.59
Rocky Mountain Bank	0.72	1.05
Galena State Bank and Trust Company	1.22	1.33
Riverside Community Bank	0.83	0.97
Arizona Bank & Trust	0.19	(1.35)
First Community Bank	1.00	1.00

Net Interest Margin
Dubuque Bank and Trust Company	3.48%	3.58%
New Mexico Bank & Trust	4.75	4.98
Wisconsin Community Bank	3.75	3.50
Rocky Mountain Bank	4.93	4.63
Galena State Bank and Trust Company	3.43	3.43
Riverside Community Bank	3.76	3.74
Arizona Bank & Trust	5.03	4.94
First Community Bank	3.80	3.72

Net Income
Dubuque Bank and Trust Company	$10,156	$10,427
New Mexico Bank & Trust	5,565	4,712
Wisconsin Community Bank	2,444	2,208
Rocky Mountain Bank	2,757	2,332
Galena State Bank and Trust Company	2,808	2,926
Riverside Community Bank	1,608	1,731
Arizona Bank & Trust	199	(822)
First Community Bank	1,198	1,145

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS

	As Of December 31, 2005
	Total Portfolio Loans	Allowance For Loan and Lease Losses	Nonperforming Loans	Allowance As Percent Of Total Loans

Dubuque Bank and Trust Company	$575,293	$7,376	$2,745	1.28%
New Mexico Bank & Trust	330,609	4,497	2,359	1.36
Wisconsin Community Bank	270,837	4,285	1,321	1.58
Rocky Mountain Bank	279,230	4,048	5,634	1.45
Galena State Bank and Trust Company	176,813	2,181	965	1.23
Riverside Community Bank	132,781	1,674	462	1.26
Arizona Bank & Trust	94,285	1,181	7	1.25
First Community Bank	83,506	1,191	992	1.43

	As Of December 31, 2004
	Total Portfolio Loans	Allowance For Loan and Lease Losses	Nonperforming Loans	Allowance As Percent Of Total Loans

Dubuque Bank and Trust Company	$525,456	$6,584	$2,405	1.25%
New Mexico Bank & Trust	297,695	4,232	725	1.42
Rocky Mountain Bank	262,240	3,947	596	1.51
Wisconsin Community Bank	265,916	4,098	2,966	1.54
Galena State Bank and Trust Company	145,013	1,749	697	1.21
Riverside Community Bank	129,390	1,553	1,662	1.20
Arizona Bank & Trust	61,630	771	-	1.25
First Community Bank	76,047	999	572	1.31